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                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                                                MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                   FOR THE YEAR ENDED                 FOR THE YEAR ENDED                 FOR THE YEAR ENDED
                                    DECEMBER 28, 2001                  DECEMBER 29, 2000                  DECEMBER 31, 1999
                          ----------------------------------  ---------------------------------  ---------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED         PREFERRED        PREFERRED
                          CAPITAL TRUST II  FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.
                          ----------------  ----------------  ---------------- ----------------  ---------------- ----------------


Earnings                         $ 24,742          $ 28,991            $ 24,742        $ 29,028           $ 24,742        $ 29,003
                                 ========          ========            ========        ========           ========        ========


Fixed charges                    $      -          $      -            $      -        $      -           $      -        $      -

Preferred securities
 distribution requirements         24,000            24,742              24,000          24,742             24,000          24,742
                                 --------          --------            --------        --------           --------        --------

Total combined fixed charges
 and preferred securities
 distribution requirements       $ 24,000          $ 24,742            $ 24,000        $ 24,742           $ 24,000        $ 24,742
                                 ========          ========            ========        ========           ========        ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                        1.03              1.17                1.03            1.17               1.03            1.17
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